Exhibi 99.2

Supernus Corrects Earlier Statement Regarding Distribution of Common Stock by NEA

ROCKVILLE, Md., June 17, 2015 — Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, issues the following correction regarding the number of common shares distributed by New Enterprise Associates (NEA). Effective following the close of trading on June 15, 2015, NEA distributed an aggregate of 3,000,000 shares of Supernus Pharmaceuticals common stock to its partners, not 3,921,000 shares as stated earlier. The NEA funds continue to hold approximately 71% of their original holdings, or 7,647,113 shares, and remain the largest stockholder of Supernus.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate). The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of impulsive aggression in patients with ADHD in conjunction with standard ADHD treatment and SPN-812 for ADHD.

CONTACT:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com